================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                            Myers Industries, Inc.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

MYERS INDUSTRIES, INC. LOGO

--------------------------------------------------------------------------------

1293 South Main Street - Akron, Ohio 44301
--------------------------------------------------------------------------------

                                                                  March 19, 1999

To Our Shareholders:

  You are cordially invited to attend the Annual Meeting of Shareholders to be held on April 29, 1999, at 9:00 A.M. at the Louis S. Myers Training Center, 1554 South Main Street, Akron, Ohio 44301.

  In addition to the election of directors and the ratification of the appointment of the independent certified public accountants, you will also be asked to consider and approve the Myers Industries, Inc. 1999 Stock Plan as well as a proposal to increase the number of authorized shares of Myers Common Stock. Enclosed with this letter is a Notice of Annual Meeting together with a Proxy Statement which contains information with respect to the nominees for director and for each of the proposals.

  We believe the proposals discussed in the Proxy Statement are very important to the Company and the shareholders. It is very important that your shares be voted, and we hope that you will be able to attend the Annual Meeting. IN EITHER CASE, WE URGE YOU TO EXECUTE AND RETURN THE ENCLOSED FORM OF PROXY AS SOON AS POSSIBLE, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON.

                                      SINCERELY,
                                      /s/ STEPHEN E. MYERS
                                      STEPHEN E. MYERS
                                      President and Chief Executive Officer

MYERS INDUSTRIES, INC. LOGO

--------------------------------------------------------------------------------

1293 South Main Street - Akron, Ohio 44301
--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
--------------------------------------------------------------------------------

                           TO BE HELD APRIL 29, 1999
--------------------------------------------------------------------------------

  The Annual Meeting of Shareholders of Myers Industries, Inc., an Ohio corporation ("Myers" or the "Company"), will be held at the Louis S. Myers Training Center, 1554 South Main Street, Akron, Ohio 44301, on April 29, 1999, at 9:00 A.M. (local time), for the following purposes:

  1. To elect nine directors;

  2. To approve a proposal to amend the Company's Amended and Restated Articles of Incorporation to increase the authorized shares of Common Stock from 30,000,000 to 60,000,000 shares;

  3. To approve the Myers Industries, Inc. 1999 Stock Plan;

  4. To ratify the appointment of Arthur Andersen LLP, independent public accountants, as auditors for 1999; and

  5. To transact such other business as may properly come before the meeting or any adjournments thereof.

  The Board of Directors has fixed the close of business on March 12, 1999, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. All shareholders are cordially invited to attend the meeting in person. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE.

                                      By Order of the Board of Directors,
                                      /s/ Milton I. Wiskind
                                      MILTON I. WISKIND
                                      Secretary
Akron, Ohio
March 19, 1999

         THE 1998 ANNUAL REPORT TO SHAREHOLDERS ACCOMPANIES THIS NOTICE

                             MYERS INDUSTRIES, INC.
                               ------------------

                                PROXY STATEMENT
                               ------------------

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Myers Industries, Inc., an Ohio corporation, of the accompanying proxy to be voted at the Annual Meeting of Shareholders to be held on April 29, 1999, at 9:00 A.M. (local time), and at any adjournment thereof. Shares represented by duly executed proxies in the accompanying form received by the Board of Directors prior to the meeting will be voted at the meeting. A shareholder who signs and returns a proxy in the accompanying form may revoke it prior to or at the meeting by giving notice to the Secretary.

  The close of business on March 12, 1999, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting. On that date Myers had outstanding 18,359,381 shares of common stock, without par value ("Common Stock"), each of which is entitled to one vote. For information concerning principal shareholders, see the section headed "Principal Shareholders" below.

  Under Ohio law, the Company's Amended and Restated Articles of Incorporation and its Code of Regulations, if a quorum is present at the meeting, the nominees for election as directors who receive a plurality of votes will be elected as directors. An abstention from voting any share, or a broker non-vote with respect to the election of any nominee for director, will not affect the outcome of the election of directors.

  Proposal No. 2 regarding the increase in authorized shares of Common Stock must be approved by the affirmative vote of the holders of two-thirds of the shares of Common Stock, present in person or represented by proxy at the Annual Meeting, assuming a quorum is present. Abstentions and broker non-votes will be counted in determining votes present at the meeting. Consequently, an abstention or a broker non-vote has the same effect as a vote against Proposal No. 2, as each abstention or broker non-vote would be one less vote in favor of Proposals Nos. 3 and 4.

  Proposal Nos. 3 (regarding the Myers Industries, Inc. 1999 Stock Plan) and 4 (regarding the Ratification of Auditors) must be approved by the affirmative vote of the holders of a majority of the shares of Common Stock, present in person or represented by proxy at the Annual Meeting, assuming a quorum is present. Abstentions and broker non-votes will be counted in determining votes present at the meeting. Consequently, an abstention or a broker non-vote has the same effect as a vote against a proposal, as each abstention or broker non-vote would be one less vote in favor of a proposal.

  A majority of the outstanding shares of Common Stock constitutes a quorum. Properly executed proxies that are marked "abstain," or are held in "street name" by brokers, and are not voted on one or more particular items (if otherwise voted on at least one item) will be counted for purposes of determining whether a quorum has been achieved at the Annual Meeting.

  The mailing address of the principal executive offices of Myers is 1293 South Main Street, Akron, Ohio 44301. This Proxy Statement, together with the related proxy card and Myers' 1998 Annual Report to Shareholders, is being mailed to the shareholders of Myers on or about March 19, 1999.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

  Set forth below for each nominee for election as a director is a brief statement, including the age, principal occupation and business experience during the past five years, and the number of shares of Common Stock beneficially owned by such director. The Board of Directors has nominated the persons listed below as nominees, all of whom presently are directors of Myers. If any nominee should become unavailable for any reason, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that the nominees named will be unable to serve if elected. The nominees receiving the greatest number of votes cast by shareholders by proxy or in person at the meeting, a quorum being present, shall be elected. A majority of the outstanding shares of Common Stock constitutes a quorum. Proxies cannot be voted for a greater number of nominees than the number named in the Proxy Statement.

  THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF THE FOLLOWING NOMINEES:

                       NOMINEES FOR ELECTION AS DIRECTORS

                                           PRINCIPAL OCCUPATION              SHARES        PERCENT
                                           FOR PAST FIVE YEARS            BENEFICIALLY        OF
         NAME            AGE              AND OTHER INFORMATION            OWNED(1,2)      CLASS(1)
         ----            ---              ---------------------           ------------     --------
Keith A. Brown            47      President of Chimera Corporation,           12,318(3)
                                  Westlake, Ohio, a management holding
                                  company; Director of US Gypsum
                                  Corporation, Chicago, Illinois, a
                                  manufacturer of gypsum paneling
                                  products; Director of Morgan
                                  FunShares, Inc., Cleveland, Ohio, a
                                  mutual fund company. Served as
                                  director since 1997.

Karl S. Hay               71      Of Counsel, the law firm of Brouse          14,317(4)
                                  McDowell, Akron, Ohio. Served as
                                  director since 1969.

Richard P. Johnston       68      Chairman of the Board of Merbanco,          15,003(4,5)
                                  Inc., Jackson Hole, Wyoming, an
                                  investment banking firm; Director of
                                  AGCO, Inc., Duluth, Georgia, a
                                  manufacturer and distributor of
                                  agricultural equipment; Director of
                                  Royal Precision Inc., Phoenix,
                                  Arizona, a manufacturer of golf club
                                  shafts, grips and athletic headwear.
                                  Served as a director since 1992.

                                           PRINCIPAL OCCUPATION              SHARES           PERCENT
                                           FOR PAST FIVE YEARS            BENEFICIALLY           OF
         NAME            AGE              AND OTHER INFORMATION            OWNED(1,2)         CLASS(1)
         ----            ---              ---------------------           ------------        --------
Stephen E. Myers          55      President and Chief Executive Officer    1,595,016(6,7,8)         8.7%
                                  of the Company; Director of FirstMerit
                                  Corporation, Akron, Ohio, a bank
                                  holding company; Director, Reko
                                  International Group, Inc., Oldcastle,
                                  Ontario, Canada, a manufacturer of
                                  tooling and molds. Served as director
                                  since 1972.

Richard L. Osborne        61      Executive Dean, Weatherhead School of        7,377(4)
                                  Management, Case Western Reserve
                                  University, Cleveland, Ohio; Director
                                  of Ohio Savings Financial Corporation,
                                  Cleveland, Ohio, a savings and loan
                                  holding company; Director of NCS
                                  Healthcare, Inc., Beachwood, Ohio, a
                                  provider of pharmacy services to long-
                                  term care institutions; Director of
                                  New Horizons Worldwide, Inc.,
                                  Morganville, New Jersey, an operator
                                  and franchiser of computer training
                                  services. Served as director since
                                  1978.

Jon H. Outcalt            62      Chairman of NCS Healthcare, Inc.,           11,862(4,9)
                                  Beachwood, Ohio, a provider of
                                  pharmacy services to long-term care
                                  institutions; Chairman and Chief
                                  Executive Officer of Aberdeen Group,
                                  Inc., Beachwood, Ohio, an investment
                                  holding company; Director of Ohio
                                  Savings Financial Corporation,
                                  Cleveland, Ohio, a savings and loan
                                  holding company. Served as director
                                  since 1984.

Samuel Salem              75      Formerly served as Vice President of         9,866(4)
                                  GenCorp, Inc., Akron, Ohio, a
                                  technology-based manufacturer of
                                  aerospace, automotive and related
                                  polymer products; formerly served as
                                  President of DiversiTech General,
                                  Inc., a subsidiary of GenCorp. Served
                                  as director since 1989.

                                           PRINCIPAL OCCUPATION              SHARES           PERCENT
                                           FOR PAST FIVE YEARS            BENEFICIALLY           OF
         NAME            AGE              AND OTHER INFORMATION            OWNED(1,2)         CLASS(1)
         ----            ---              ---------------------           ------------        --------
Edwin P. Schrank          76      Formerly served as Director of McNeil       25,599(4)
                                  Corporation, Akron, Ohio a
                                  manufacturer of industrial equipment;
                                  formerly served as Chairman and
                                  President of McNeil Akron, Inc.,
                                  Akron, Ohio (and its predecessor
                                  company), a manufacturer of machinery;
                                  formerly affiliated with Portage
                                  Machine Company, Akron, Ohio as
                                  General Manager; formerly performed
                                  consulting services for Integrated
                                  Corporation, Cleveland, Ohio. Served
                                  as director since 1971.

Milton I. Wiskind         73      Senior Vice President and Secretary of     430,437(10)      2.3%
                                  the Company. Served as director since
                                  1972.

---------------

 (1) Number of shares beneficially owned is reported as of February 1, 1999. Unless otherwise indicated, none of the directors beneficially owns one percent or more of the outstanding shares of Myers Common Stock.

 (2) All directors and executive officers as a group (10 persons) beneficially owned 2,142,115 shares of Common Stock on February 1, 1999. This represents approximately 11.7% of the outstanding shares of Common Stock as of that date.

 (3) Includes 11,318 shares of Common Stock held by Universal Equities Corporation, which is held by several trusts of which Mr. Brown is a trustee.

 (4) Includes shares which the non-employee director has a right to acquire by exercising options granted under the 1992 Stock Plan.

 (5) Richard P. Johnston serves as a trustee of the Johnston Family Charitable Remainder Trust which holds 11,710 shares of Common Stock.

 (6) Stephen E. Myers serves as a trustee of the Louis S. and Mary Myers Foundation which holds 193,814 shares of Common Stock. By virtue of his position as trustee of the Foundation, Mr. Myers is deemed to beneficially own such shares which, when excluded from the other shares he is deemed to beneficially own, decrease the percentage of shares beneficially owned by him, and all officers and directors as a group, to 7.6% and 10.6% respectively.

 (7) Includes 51,054 shares of Common Stock held by Stephen E. Myers as trustee and/or custodian for certain grandchildren of Louis S. Myers, 3,548 shares of Common Stock owned by Stephen E. Myers' spouse (for which Mr. Myers disclaims beneficial ownership) and 11,330 shares of Common Stock issuable under stock options exercisable within 60 days.

 (8) Mr. Myers serves as a trustee of the Semantic Foundation Inc. which holds 21,660 shares of Common Stock. By virtue of his position as trustee of the Foundation, Mr. Myers is deemed to beneficially own such shares which, when excluded from the other shares he is deemed to beneficially own, decreases the percentage of shares beneficially owned by him, and all officers and directors as a group, to 8.6% and 11.6%, respectively.

 (9) Includes 7,529 shares of Common Stock held by Federal Process Company of which Mr. Outcalt is Chairman and a director, and as such has the power to vote and invest such shares. Mr. Outcalt is a controlling shareholder of Federal Process Company.

(10) Includes 88,657 shares of Common Stock held by Mr. Wiskind's spouse, 91,084 shares of Common Stock held by Mr. Wiskind as trustee of trusts for his children, 7,095 shares of Common Stock held by Mr. Wiskind as trustee of trusts for his grandchildren, 96,250 shares of Common Stock held within the Milton Wiskind Family Limited Partnership and 6,600 shares of Common Stock issuable under stock options exercisable within 60 days.

  There are, and during the past five years there have been, no legal proceedings material to an evaluation of the ability of any director or executive officer of Myers to act in such capacity or concerning his integrity.

COMMITTEES

  The Board of Directors of Myers has several committees and has appointed members to such committees since the 1998 Annual Meeting of Shareholders.

  The Audit Committee of the Board of Directors is composed of Keith A. Brown, Karl S. Hay, Jon H. Outcalt and Edwin P. Schrank. The functions of this Committee, which met twice in 1998, are to recommend engaging and/or discharging the independent auditor, directing and supervising special investigations, reviewing the results of the audit engagement and procedures for internal control, determining independence of the auditor and reviewing the Company's system of internal accounting controls.

  The Compensation Committee recommends to the Board of Directors plans, programs or benefits relating to executive and key personnel compensation, including incentive compensation, and approves salary adjustments and awards in those areas. The Committee recommends to the Board of Directors individuals who the Committee believes are "key employees" and deserving of grants of stock options under the Myers Industries, Inc. 1992 Stock Option Plan ("1992 Plan") and the Myers Industries, Inc. 1997 Incentive Stock Plan ("1997 Plan") (collectively "Stock Plans"), in addition to administering the Stock Plans. The Compensation Committee, which met once in 1998, had as its members in 1998, Richard L. Osborne, Jon H. Outcalt and Samuel Salem.

  There were a total of six regularly scheduled and special meetings of the Board of Directors in 1998. During 1998, all directors attended at least 75% of the aggregate total number of the meetings of the Board and committees on which they served, except Keith A. Brown (66%). The Board of Directors does not have a nominating committee.

DIRECTOR COMPENSATION

  Outside directors were paid a $15,000 annual retainer plus $700 for each Board of Directors meeting attended, except for Richard L. Osborne, who is compensated for providing consulting services to the Company. Members of Committees are paid $700 for each meeting attended unless such meeting is held on the same day as a meeting of the Board of Directors.

  In April, 1992, the shareholders approved the 1992 Stock Plan, part of which contains provisions for the granting of non-qualified stock options to non-employee directors (the "Directors Plan"). Under the Directors Plan, up to 52,194 shares of Common Stock may be issued, subject to adjustment in the event of certain corporate transactions. Each participant is awarded annually, on the day of the Annual Meeting of Shareholders, NQSOs to purchase 500 shares of Common Stock, on the condition that the Company's "Return on Equity" as set forth in the Company's annual report to shareholders for the immediately preceding fiscal year is equal to or greater than ten percent. The option price per share is 100 percent of the fair market value of a share of Common Stock on the date the option is granted.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  The law firm of Brouse McDowell performed legal services for Myers in 1998. Karl S. Hay, a director of Myers, is Of Counsel to the law firm. The amount of Mr. Hay's interest in Brouse McDowell's fees collected from Myers, if any, cannot practically be determined.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires Myers' directors, officers and persons who own more than ten percent of its Common Stock ("Section 16 Filers") to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission") and to furnish Myers with copies of all such forms they file. Myers understands from the information provided to it by the Section 16 Filers for 1998 that they have adhered to all filing requirements applicable to the Section 16 Filers.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

  The following table provides certain summary information concerning the compensation paid or accrued by Myers, to or on behalf of its chief executive officer and each of the other executive officers of Myers who earned more than $100,000 in 1998 (the "Named Executive Officers") and for the fiscal years ended December 31, 1997 and 1996:

                              SUMMARY COMPENSATION

                                                                           LONG-TERM
                                     ANNUAL COMPENSATION                COMPENSATION(1)
                        ---------------------------------------------   ---------------
                                                                          SECURITIES
                                                           OTHER          UNDERLYING            ALL
       NAME AND                                           ANNUAL         OPTIONS/SARS          OTHER
  PRINCIPAL POSITION    YEAR   SALARY     BONUS(2)    COMPENSATION(3)        OTHER        COMPENSATION(4)
  ------------------    ----  ---------   ---------   ---------------   ---------------   ---------------
Stephen E. Myers        1998  $250,000    $200,000           -0-            14,000            $  5,634
President and Chief     1997   250,000     175,000           -0-            11,000               5,184
Executive Officer       1996   235,417     175,000           -0-             5,500               4,917

Milton I. Wiskind       1998   161,000     155,000           -0-             7,000               5,549
Senior Vice-President   1997   157,500     122,000           -0-             5,500               5,184
                        1996   140,000     122,000           -0-             3,300               4,917

Gregory J. Stodnick     1998   144,000     130,000           -0-             7,000               5,949
Vice President-Finance  1997   140,833     105,000           -0-             5,500               5,499
                        1996   125,000     105,000           -0-             3,300               5,217

---------------

(1) None of the Named Executive Officers has any restricted stock holdings. No long-term incentive plan payouts were made in 1998.

(2) Includes amounts earned and accrued in 1998 as bonuses. A bonus is generally awarded after the close of the fiscal year and then paid 50% in that year, with the balance paid in 25% increments over the next two years.

(3) Perquisites provided to each of the Named Executive Officers, if any, do not exceed the disclosure thresholds established under Commission rules and are not included in this total.

(4) "All Other Compensation" for 1998 includes the following: (i) contributions to the Company's Profit Sharing Plan on behalf of each of the Named Executive Officers, as follows: Mr. Myers, $5,379; Wiskind, $5,379; and Mr. Stodnick, $5,379; (ii) amounts paid by Myers for excess group life insurance, and other life insurance, as follows: Mr. Myers, $255; Mr. Wiskind, $170; and Mr. Stodnick, $570; and (iii) amounts paid or accrued by Myers for director fees, as follows: Mr. Myers, $-0-; and Mr. Wiskind, $-0-.

  In 1996, the Board adopted a supplemental compensation plan for Mr. Wiskind in recognition of his outstanding long-term service to Myers. The terms of the plan provide that upon his retirement as an employee of the Company, he will be entitled to receive an amount equal to $75,000 per year for ten years. The annual payments will be paid to Mr. Wiskind's designated beneficiary in the event he does not survive the ten-year plan period.

  Myers has adopted a Supplemental Executive Retirement Plan (the "SERP") which provides certain pension benefits to a select group of management employees. In the case of an officer of Myers, the SERP provides an annual supplemental pension benefit equal to the lesser of (i)

$50,000 or (ii) $1,667 multiplied by the participant's Years of Service under the SERP. In the case of all other participants in the SERP, the annual supplemental pension benefit is equal to the lesser of (i) $30,000 or (ii) $1,000 multiplied by the Participant's Years of Service under the SERP. In either case the annual supplemental pension benefit is payable for 10 years commencing at age 65. Credit for Years of Service under the SERP is awarded to a participant annually at the discretion of the Compensation Committee of the Board. A SERP participant with 10 Years of Service under the SERP may receive a reduced annual supplemental pension benefit commencing at any time after attainment of age 55.

STOCK OPTIONS

  The following table contains information concerning the grant of Stock Options under the Stock Plans to the Named Executive Officers:

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                      POTENTIAL REALIZABLE
                                             INDIVIDUAL GRANTS                          VALUE AT ASSUMED
                        ------------------------------------------------------------     ANNUAL RATES OF
                         NUMBER OF       PERCENTAGE OF                                     STOCK PRICE
                         SECURITIES    TOTAL OPTIONS/SARS                               APPRECIATION FOR
                         UNDERLYING        GRANTED TO                                      OPTION TERM
                        OPTIONS/SARS      EMPLOYEES IN      EXERCISE OR   EXPIRATION  ---------------------
         NAME            GRANTED(1)       FISCAL YEAR       BASE PRICE       DATE        5%          10%
         ----           ------------   ------------------   -----------   ----------  ---------   ---------
Stephen E. Myers            8,844              4.0%           $23.88       12/15/03    $58,337     $128,909
                            5,156              2.3%            26.26       12/15/03     21,713       62,856
                           ------             ----
                           14,000              6.3%
Milton I. Wiskind           7,000              3.2%            23.88       12/15/03     46,174      102,031
Gregory J. Stodnick         7,000              3.2%            23.88       12/15/03     46,174      102,031

---------------

(1) The Stock Plans generally provide for granting of incentive stock options ("ISOs") and non-qualified stock options ("NQSOs") (collectively "Stock Options"). The option price per share of ISOs must be equal to the fair market value of a share of Common Stock on the date granted; the option price of NQSOs may be set by the Compensation Committee ("Committee"). The exercise period of ISOs may not be more than ten years from grant, while the period of NQSOs may be set by the Committee. No Stock Option may be exercised until six months after the date of grant. The purchase price of any Stock Option must be paid upon exercise in (i) immediately available funds, (ii) shares of Common Stock, or (iii) a combination of (i) and (ii). In the event a participant's employment is terminated due to death, disability or retirement, ISOs awarded remain exercisable for the maximum period allowable under the Internal Revenue Code of 1986, as amended ("Code"), and NQSOs remain exercisable for the remainder of the option term or five years, whichever is less. If a participant's employment is terminated for any reason, all Stock Options granted will be canceled immediately; provided, however, that if the Company terminates a participant for reasons other than misconduct or misfeasance, the participant has 90 days to exercise any Stock Options; and provided further, that if termination is attributable to a "change in control," any Stock Options previously granted will continue for their term.

OPTION EXERCISES AND HOLDINGS

  The following table contains information concerning the exercise of Stock Options under Myers' Stock Plans, and information on unexercised Stock Options held as of the end of the fiscal year, by the Named Executive Officers:

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                     NUMBER OF
                                                    SECURITIES
                                                    UNDERLYING         VALUE OF
                                                    UNEXERCISED      UNEXERCISED
                                                   OPTIONS/SARS      IN-THE-MONEY
                                                     AT FISCAL        OPTIONS AT
                            SHARES                   YEAR-END          YEAR-END
                           ACQUIRED      VALUE     EXERCISABLE/      EXERCISABLE/
          NAME            ON EXERCISE   REALIZED   UNEXERCISABLE   UNEXERCISABLE(1)
          ----            -----------   --------   -------------   ----------------
Stephen E. Myers             4,538      $53,857    11,330/22,800   $146,749/159,545
Milton I. Wiskind            3,025       37,934     6,600/11,620      95,900/95,425
Gregory J. Stodnick          3,025       31,127     6,600/11,620      95,900/95,425

---------------

(1) Based upon the closing price reported on the American Stock Exchange for the Common Stock of Myers on December 31, 1998.

BENEFICIAL OWNERSHIP

  The following table sets forth certain information regarding the named executives' beneficial ownership of the Common Stock of the Company as of January 31, 1998:

     TITLE OF CLASS               NAME OF OFFICER             NUMBER OF SHARES(1)             PERCENT OF CLASS
     --------------               ---------------             -------------------             ----------------
Common Stock                  Stephen E. Myers                     1,595,016                        8.7%
Common Stock                  Milton I. Wiskind                      430,437                        2.3%
Common Stock                  Gregory J. Stodnick                     22,192                        .1%

---------------

(1) The amounts shown represent the total shares owned outright by such individuals together with shares which are issuable upon the exercise of currently exercisable stock options. These individuals have the right to acquire the shares indicated after their names, upon the exercise of such stock options: Mr. Myers, 11,330; Mr. Wiskind, 6,600; and Mr. Stodnick, 4,180.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee, which is composed entirely of non-employee directors and is responsible for setting and administering the policies which govern both annual compensation and stock option plans for Myers, has furnished the following report on executive compensation.

  The executive compensation program for the Named Executive Officers, which includes the Chief Executive Officer, is administered by the Compensation Committee of the Board of Directors. The Committee's function is to review the performance of the Named Executive Officers and the performance of the Company in determining the amount and type of compensation to be paid and awarded, including incentive compensation, and to approve the salary adjustments and awards in these areas. In addition, the Committee reviews and recommends plans, programs and benefits relating to executive and key personnel compensation. The Committee's focus is on total compensation which consists primarily of an executive's: (i) base salary, (ii) bonus, (iii) stock options and (iv) other benefits, such as health and pension benefits, which are available to all employees.

  Although the compensation of the Chief Executive Officer is determined individually, the criteria and process used are the same as those used in determining the compensation of the other Named Executive Officers. Determination of compensation is based upon a number of important factors, including the profit performance of the Company as a whole in relation to the prior year, and other factors such as return on equity, net income, margin and shareholder return.

  With regard to base salaries at the executive officer level, the Committee believes the base salaries set are modest by industry standards and on an historic basis have been infrequently adjusted. The Committee also believes that two of the other components of compensation, the award of bonuses and stock options, provide the Named Executive Officers with a greater incentive to perform and to ensure that the executive's interests are closely tied to those of the Company and its shareholders.

  The amount of bonus awarded to the Chief Executive Officer and the other Named Executive Officers for each year is a function of the profit performance of the Company as a whole in relation to the prior year, and other factors such as return on equity, net income, margin and shareholder return. None of these factors is given a specific weighting; instead they are considered as a whole. In the event the Committee determines to award a bonus, the bonus for any year is generally determined on or before March 1 of the following year and then distributed based on a three-year partial distribution cycle. Fifty percent of the total bonus awarded is paid in the first year and 25 percent in each of the following two years. Any unpaid bonus may be forfeited if the executive officer is not employed by the Company prior to the full distribution of the bonus awarded.

  The shareholder-approved Stock Plans authorize grants of options to purchase stock, generally at current market prices, to executive officers and "key employees." Whether options are to be granted and if so, the amounts to be granted, are functions of the Compensation Committee. In the granting of the stock options, in addition to the factors mentioned above, the individual Named Executive Officer's level of responsibility and past contributions to the Company are taken into consideration. In an effort to foster extended employment, such as with the bonus awards, any options awarded vest at 20 percent per year over a five-year period and expire on the fifth anniversary. Any unexercised options are forfeited if the executive leaves the Company's employ voluntarily, or if he is terminated for just cause prior to total vesting.

  The Committee has reviewed the qualifying compensation regulations under Code
Section 162(m) as issued by the Internal Revenue Service which provide that no federal income tax deduction is allowed for applicable employee remuneration paid by a publicly held corporation to a covered employee to the extent that the remuneration paid to the employee exceeds $1.0 million for the applicable taxable year, unless certain conditions are met. Currently, remuneration is not expected to exceed the $1.0 million base and, therefore, compensation should not be affected by the qualifying compensation regulations.

  The foregoing report has been furnished by the current members of the Compensation Committee, being:

         Richard L. Osborne         Jon H. Outcalt         Samuel Salem

PERFORMANCE GRAPH

  Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on Myers' Common Stock against the cumulative return of the S&P 500 Index and a Peer Group for the period of five fiscal years commencing December 31,1993 and ended December 31, 1998.(1)

                                                    MYERS INDUSTRIES                 S&P 500                   PEER GROUP
                                                    ----------------                 -------                   ----------
'1993'                                                  $100.00                     $100.00                     $100.00
'1994'                                                    76.82                      101.32                       89.35
'1995'                                                    99.89                      139.40                       88.83
'1996'                                                   104.05                      171.40                       89.06
'1997'                                                   117.10                      228.59                      105.03
'1998'                                                   198.71                      293.91                      104.37

---------------

(1) Assumes that the value of the investment in Myers Common Stock, the S&P 500 and the Peer Group was $100 on December 31, 1993 and that all dividends were reinvested.

(2) The Peer Group consists of the following public companies: Applied Industrial Technologies, Inc., Bandag, Incorporated, General Housewares Corp., Rubbermaid Incorporated, Home Products International Inc., Snap-On Tools Corporation and The Standard Products Company. The Peer Group was selected in good faith on a line-of-business basis and the returns of each component issuer of the group is weighted using the beginning of period market capitalization as required by the Commission. The following change was made to the Peer Group from that reported in 1998: Echlin Inc. was acquired by Dana Corp in July 1998.

                                 PROPOSAL NO. 2

                 INCREASE OF AMOUNT OF AUTHORIZED COMMON STOCK

  The Board of Directors has approved and determined to submit to the Company's stockholders a proposal to amend Myers' Amended and Restated Articles of Incorporation ("Articles") to increase the number of shares of authorized Common Stock from 30,000,000 to 60,000,000 shares. As of February 1, 1999, there were issued and outstanding 18,349,070 shares of Common Stock.

  The Board of Directors of Myers is of the opinion that the present balance of shares of Common Stock available for issuance is insufficient to enable Myers to provide for its employee stock option and purchase plans or permit stock dividends or splits. On April 28, 1994, at the Annual Shareholders Meeting, the stockholders of Myers approved an increase in authorized shares of Common Stock from 15,000,000 to 30,000,000. The increase in authorized shares would provide for future employee stock option and purchase plans, stock splits, stock dividends and other general business purposes.

  Authorized but unissued shares may be issued at some later date upon authorization by the Myers Board of Directors, except as may be limited by the Articles, law, or by the rules of the American Stock Exchange. The holders of shares of Myers Common Stock are not entitled to preemptive rights to purchase or have offered to them any shares of Common or Preferred Stock whether now or hereafter authorized. Although the proposed amendments would increase the number of shares of Myers Common Stock available for issuance, the directors currently have the authority described above and the amendment would not increase the authority of the Board to take such actions. The Board has no present plans to issue shares of Myers Common Stock for such purposes.

  The Board of Directors believes that an increase in the number of authorized shares of Myers Common Stock would not significantly impact any attempt to gain control of Myers. It is possible, however, that the availability of authorized but unissued shares of Myers Common Stock could discourage third parties from attempting to gain such control since the Board could authorize the issuance of shares of Common Stock in a private placement or otherwise to one or more persons. Such an issuance of shares of Common Stock could dilute the voting power of a person attempting to acquire control of Myers, increase the cost of acquiring such control, affect the accounting treatment thereof or otherwise hinder such efforts.

  It is proposed that the first paragraph of Article Fourth of the Articles be amended to read as follows:

     "FOURTH: The maximum number of shares which the Company is authorized to issue and to have outstanding at any time shall be Sixty-One Million, which shall be classified as follows:

     (a) Sixty Million (60,000,000) of said shares shall be Common Stock, without par value; and

     (b) One Million (1,000,000) of said shares shall be Series Preferred Stock, without par value the express terms of which are set forth herein."

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 2

                                 PROPOSAL NO. 3

                   APPROVAL OF THE COMPANY'S 1999 STOCK PLAN

  The Board of Directors has adopted, subject to shareholder approval, the Myers Industries, Inc. 1999 Stock Plan (the "1999 Stock Plan" or the "Plan"). The Board of Directors believes that approval of the 1999 Stock Plan will advance the interests of the Company by providing eligible participants the opportunity to receive a broad variety of equity-based awards.

  As of February 1, 1999, only 266,592 shares remain available for grant under the 1997 Plan. These shares will continue to be available for grant even after shareholder approval of the 1999 Stock Plan.

  A total of 1,000,000 shares of Common Stock have been reserved for issuance under the 1999 Stock Plan. The Company estimates that such amount will meet its stock based compensation needs for the next five years.

  Awards of discretionary and performance employee stock options can be made under the 1999 Stock Plan. The maximum annual grant which can be made to any one individual is one and one-half percent of the total outstanding shares of Common Stock of Myers at the time of grant. No Award may be granted under the 1999 Stock Plan after ten years from the date of the Plan, but Awards previously granted may extend beyond such date.

  As of January 1, 1999, 248 employees were eligible to participate in the 1997 Plan. Such employees will also be eligible to participate in the 1999 Stock Plan if it is approved. It is not currently possible to determine the benefits or amounts which may be received by the future participants of the 1999 Stock Plan.

  On February 4, 1999, Myers added approximately 900 new employees as a result of the Company's acquisition of the plastic material handling of division of Sommer Allibert S.A., a French corporation with facilities throughout Europe and in North America, and all of the interests in Allibert-Contico, LLC, a Missouri limited liability company with facilities primarily in Springfield, Missouri. Accordingly, certain additional employees may be eligible to participate in the 1999 Stock Plan. Any awards of Stock Options under the 1999 Stock Plan to participants not residing in the United States, will be subject to the applicable tax laws of the country of such participants' domicile.

SUMMARY OF THE 1999 STOCK PLAN

  The following summary description of the 1999 Stock Plan is qualified in its entirety by reference to the full text of the 1999 Stock Plan. Copies of the 1999 Stock Plan may be obtained by a shareholder upon written request to the Vice President -- Finance of Myers.

  Awards to participants under the 1999 Stock Plan may be either incentive stock options ("ISOs") or non-qualified stock options ("NQSOs"). The option price per share for ISOs must be at least equal to the fair market value of a share of Common Stock on the date the option is granted; the option price per share for NQSOs, however, may be set by the Compensation Committee of the Board of Directors ("Compensation Committee" or "Committee").

  The exercise period for ISOs cannot be more than ten years from the date of grant, while the exercise period for NQSOs may be set by the Committee. Stock options are not transferable, except by will or the laws of descent and distribution, and they may not be subjected to any lien or liability. A one-time reload option may also be granted at the time of award of NQSOs equal to the number of shares issued upon exercise by the participant of the original option. Myers may also require a participant to pay or otherwise satisfy applicable withholding for income and employment taxes. The Compensation Committee may prescribe additional rules governing the exercise of Stock Options and may accelerate their exercisability, subject to certain restrictions imposed under the Code.

  In the event a participant's employment is terminated due to death, disability or retirement, ISOs awarded to the participant will remain exercisable for the maximum period allowable under the Code, and NQSOs will remain exercisable for the remainder of the option term or five years, whichever is less. If a participant's employment is terminated for any reason other than death, disability or retirement, all stock options granted under the 1999 Stock Plan will be canceled immediately; provided, however, that if Myers terminates a participant for reasons other than misconduct or misfeasance, the participant may be granted 90 days to exercise any Stock Options; and provided further, that if termination is attributable to a "Change of Control" (as defined in the 1999 Stock Plan), any Stock Options previously granted will continue for their term, and will immediately vest, unless otherwise determined at the time of the grant by the Committee.

ADMINISTRATION OF THE 1999 STOCK PLAN

  The 1999 Stock Plan will be administered by the Compensation Committee. The Compensation Committee is comprised solely of persons who qualify both as "outside directors" (within the meaning of Code Section 162(m)) and"non-employee directors" (within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934), except that a person who otherwise may not so qualify may be appointed where a recusal procedure is utilized by the Committee for awards under the Plan.

  Subject to the terms of the 1999 Stock Plan and approval by the non-employee directors of the Board, the Committee has authority to interpret the 1999 Stock Plan; determine eligibility for the grant of awards; determine, modify or waive the terms and conditions of any award; and otherwise do all things necessary to carry out the purposes of the 1999 Stock Plan. All awards are subject to the approval of the non-employee directors of the Board.

ELIGIBILITY AND PARTICIPATION

  In general, management of the Company will recommend, and then the Committee will select, the participants for the 1999 Stock Plan. Participants will be among the employees of the Company who are in a position to make a significant contribution to the success of Myers.

PAYMENT

  The full purchase price of any stock option must be paid upon exercise either in (i) immediately available funds, (ii) shares of Common Stock having an aggregate fair market value equal to the full purchase price, (iii) a combination of (i) and (ii), or (iv) by use of a cashless exercise procedure.

CHANGES IN CAPITALIZATION; CHANGE IN CONTROL

  In the event the outstanding shares of Myers's Common Stock are increased or decreased as a result of stock dividends, stock splits, recapitalizations, reorganizations or other changes in corporate structure effected without the receipt of consideration, or in the event Myers's Common Stock is converted into other shares or securities of Myers or any other corporation in connection with a "Corporate Transaction," then appropriate adjustments will be made to the class and/or number of shares available for subsequent issuance under the 1999 Stock Plan and, at the Compensation Committee's discretion, the number shares of Common Stock subject to outstanding stock options and the option price per share applicable to such stock options.

  In the event of a Corporate Transaction or Change of Control, all stock options or shares which have been outstanding under the 1999 Stock Plan will immediately vest in full, except (and to the extent) there are limitations at the time the shares are issued under the 1999 Stock Plan which preclude such accelerated vesting in whole or in part. The acceleration of the vesting of restricted shares and stock options could have the effect of discouraging a Corporate Transaction or Change of Control of Myers and in management even though such Corporate Transaction or Change of Control could be favored by a majority of shareholders. "Change of Control" is basically defined as a change in 30% or more of the beneficial ownership of Myers or a change of a majority of the Board of Directors within a two-year period.

VALUATION

  For purposes of valuation under the 1999 Stock Plan, the fair market value of a share of Common Stock, on any relevant date, is the reported closing selling price per share on the American Stock Exchange.

AMENDMENT AND TERMINATION

  The Board of Directors may at any time amend, suspend or terminate the 1999 Stock Plan, in whole or part, provided such action does not adversely affect the rights of participants with respect to outstanding options or shares. No modification to the 1999 Stock Plan may, without shareholder approval, increase the number of shares issuable under the 1999 Stock Plan.

  Unless sooner terminated by Board action, the 1999 Stock Plan will terminate upon the earlier of (i) ten years after adoption, or (ii) the first date when all the shares of Myers's Common stock available for issuance thereunder, or options therefor, have been issued.

PRICE OF COMMON STOCK

  The closing price of the Common Stock on the American Stock Exchange on February 1, 1999 was $24.44.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following discussion summarizes certain federal income tax consequences of the issuance and exercise of stock options awarded under the 1999 Stock Plan. The summary does not address all federal tax consequences, nor does it cover state or local tax consequences.

  In general, a participant realizes no taxable income on either the grant or the vesting of a stock option. The exercise of a NQSO results in ordinary income (generally subject to withholding, if the participant is an employee) equal to the difference (the "Option Spread") between the value of the Common Stock purchased and the option exercise price. A corresponding deduction is available to the Company. In general, the ordinary income associated with the exercise is measured and taken into account at the time of exercise. Any subsequent sale of Common Stock purchased under a NQSO may result in a capital gain or loss. The exercise of an ISO does not produce ordinary taxable income. However, because the Option Spread constitutes "alternative minimum taxable income" (measured and taken into account, in general, at the time of exercise), exercise of an ISO may result in an alternative minimum tax liability.

  In addition, shares purchased under an ISO ("ISO Shares") are subject to special tax holding rules. If a participant holds ISO Shares for at least two years from the date of the ISO grant and at least one year after exercise, any gain or loss recognized for tax purposes upon a subsequent sale of the shares will be a long-term capital gain or loss. A disposition of ISO Shares, however, by the participant within either of these special holding periods (a so-called "disqualifying disposition") results in ordinary compensation income in the year of the disposition equal, in general, to the Option Spread at the time the option was exercised. The ordinary income realized upon a disqualifying disposition of ISO Shares is deductible by the Company but is not subject to withholding. Any additional gain recognized for tax purposes in a disqualifying disposition will be taxed as short-term or long-term capital gain.

  An ISO that is exercised by the participant more than three months following termination of employment (one year, if termination occurred by reason of total and permanent disability) is treated for tax purposes as a NQSO. ISOs granted to a participant under the 1999 Stock Plan (together with ISOs granted to the participant after 1986 under any other plans of the Company) are also treated as NQSOs to the extent that, in the aggregate, they first become exercisable in any calendar year for shares of Common Stock having a fair market value (determined at time of grant) in excess of $100,000.

  Under the so-called "golden parachute" provisions of the Code, certain awards vested or paid in connection with a Change of Control of the Company may also be non-deductible to the Company and may be subject to an additional 20% federal excise tax. Non-deductible "parachute payments" will in general reduce the $1.0 million limit on deductible compensation under Code Section 162(m), to the extent such limit is applicable to remuneration paid under the 1999 Stock Plan or otherwise.

  If the 1999 Stock Plan is approved by the shareholders, certain payments to executive officers under the 1999 Stock Plan will be eligible for treatment as "performance based" compensation under Code Section 162(m) of the Internal Revenue Code. The 1999 Stock Plan is intended to comply with Section 162(m) by allowing Awards granted under the 1999 Stock Plan to qualify as performance-based compensation.

  Myers anticipates that any compensation deemed paid by it in connection with disqualifying dispositions of ISOs or exercises of NQSOs granted with an exercise price equal to the fair market value of the option shares at the time of grant will qualify as performance-based compensation for purposes of Code section 162(m) and will not have to be taken into account for purposes of the $1.0 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of Myers. Accordingly, all compensation deemed paid with respect to those options will remain deductible by Myers without limitation under code section 162(m).

             THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE
                      SHAREHOLDERS VOTE FOR PROPOSAL NO. 3

                                 PROPOSAL NO. 4

              RATIFICATION OF APPROVAL OF APPOINTMENT OF AUDITORS

  Arthur Andersen LLP, independent certified public accountants, have been approved by management of the Company to examine the books and accounts of the Company for the year 1999. They have served as the Company's independent auditors since 1966. Management recommends that the shareholders ratify the approval of this appointment. A representative of Arthur Andersen LLP will be present at the Annual Meeting. The representative will be given the opportunity to make a statement if he desires, and it is expected that he will be available to respond to appropriate questions.

             THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE
                      SHAREHOLDERS VOTE FOR PROPOSAL NO. 4

                             PRINCIPAL SHAREHOLDERS

  The following table describes the beneficial ownership of Common Stock of each person who was known by Myers to be the beneficial owner of more than five percent of the total shares issued and outstanding on February 1, 1999. Under rules and regulations promulgated by the Commission, a person is deemed to be the "beneficial owner" of all the shares with respect to which he has or shares voting power or investment power, regardless of whether he is entitled to receive any economic benefit from his interest in the shares. As used herein, the term "voting power" means the power to vote or to direct the voting of shares and "investment power" means the power to dispose of or to direct the disposition of shares.

   NAME AND ADDRESS     SHARES AND NATURE OF
 OF BENEFICIAL OWNER    BENEFICIAL OWNERSHIP   % OF CLASS
 -------------------    --------------------   ----------
Stephen E. Myers(2)          1,595,016             8.7%
Mary S. Myers(3)             2,965,544            16.2%
Franklin Resources,
  Inc.(4)                      942,640             5.1%
777 Mariners Island
  Boulevard
San Mateo, CA 94404

---------------

(1) Unless otherwise noted, the Beneficial Owners have the same address as the principal executive offices of the Company.

(2) Stephen E. Myers serves as a trustee of the Louis S. and Mary Myers Foundation which holds 193,814 shares of Common Stock. By virtue of his position as trustee of the Foundation, Mr. Myers is deemed beneficially to own such shares which, when excluded from the other shares he is deemed beneficially to own, decreases the percentage of shares beneficially owned by him to 7.6%. Stephen E. Myers serves as a trustee of the Semantic Foundation Inc. which holds 21,660 shares of Common Stock. By virtue of his position as trustee of the Foundation, Mr. Myers is deemed to beneficially own such shares which, when excluded from the other shares he is deemed beneficially to own, decreases the percentage of shares beneficially owned by him to 8.6%.

(3) Mary S. Myers serves as a trustee of the Louis S. and Mary Myers Foundation which holds 193,814 shares of Common Stock. By virtue of her position as trustee of the Foundation, Mrs. Myers is deemed beneficially to own such shares which, when excluded from the information above, decreases the percentage of shares held by her to 15.1%.

(4) Franklin Resources, Inc. ("FRI") is the parent holding company of Franklin Advisory Services, Inc. ("FASI") and Franklin Advisors, Inc. ("FAI" and collectively with FASI, the "Investment Subsidiaries"). According to the
    Schedule 13G Statement filed by FRI on February 1, 1999 (the "FRI 13G"), all dispositive and/or voting power over the 942,640 shares reported therein as beneficially owned by FRI is held by the Investment Subsidiaries pursuant to advisory contracts between each subsidiary and FRI. In addition, the FRI 13G reported that Charles B. Johnson and Rupert H. Johnson, Jr. may be deemed beneficial owners of the same shares because each of them own in excess of 10% of the outstanding common stock of FRI. Messrs Johnson and Johnson, FRI, and FASI jointly filed the FRI 13G as a group, pursuant to Rule 13d-1 promulgated under the Securities Exchange Act of 1934, as amended.

                             SHAREHOLDER PROPOSALS

  Any proposals to be considered for inclusion in the proxy material to be provided to shareholders of Myers for its next Annual Meeting of Shareholders to be held in 2000 may be made only by a qualified shareholder and must be received by Myers no later than November 19, 1999.

                                    GENERAL

  The accompanying proxy is solicited by and on behalf of the Board of Directors of Myers, whose notice of meeting is attached to this Proxy Statement, and the entire cost of such solicitation will be borne by Myers. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by directors, officers and employees of Myers. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and Myers will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

  Management of Myers has no information that other matters will be brought before the meeting. If, however, other matters are properly presented, the accompanying proxy will be voted in accordance with the best judgment of the proxy holders with respect to such matters.

                                     MILTON I. WISKIND,
                                     Secretary

Akron, Ohio
March 19, 1999

--------------------------------------------------------------------------------

                                     PROXY
MYERS INDUSTRIES, INC.                       SOLICITED BY THE BOARD OF DIRECTORS

MILTON I. WISKIND and GREGORY J. STODNICK, or either of them, with full power of substitution, are hereby authorized to represent the undersigned and to vote all Common Stock of the undersigned in MYERS INDUSTRIES, INC. ("Company") at the Annual Meeting of Shareholders of said Company to be held on April 29, 1999, and any adjournment(s) thereof with respect to the following matters:

1. ELECTION OF NINE DIRECTORS.

       [ ]  FOR all nominees listed below                       [ ]  WITHHOLD AUTHORITY to vote for the proposal
           (except as marked to the contrary below)                  to set the number or all nominees listed
                                                                     below

      Keith A. Brown, Karl S. Hay, Richard P. Johnston, Stephen E. Myers, Richard L. Osborne, Jon H. Outcalt, Samuel Salem, Edwin P. Schrank, Milton I.
                                    Wiskind

 (INSTRUCTION: To withhold authority to vote for the proposal to set the number
                                       or
  any individual nominee write the proposal and/or that nominee's name on the space provided below.)

--------------------------------------------------------------------------------

2. To approve the increase of Common Stock from 30,000,000 to 60,000,000 shares.

            [ ]  FOR            [ ]  AGAINST            [ ]  ABSTAIN
--------------------------------------------------------------------------------

3. To approve the Myers Industries, Inc. 1999 Stock Plan.

            [ ]  FOR            [ ]  AGAINST            [ ]  ABSTAIN
                                    (Continued and to be signed on reverse side)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(Continued from other side)

4. To ratify the appointment of Arthur Andersen LLP, independent certified public accountants, as auditors for the company for the year 1999.

            [ ]  FOR            [ ]  AGAINST            [ ]  ABSTAIN

5. Such other business as properly may come before said meeting and any adjournment(s) thereof, all in accordance with the notice of this meeting and the accompanying Proxy Statement, receipt of which is acknowledged.

THIS PROXY WILL BE VOTED IN FAVOR OF THE PROPOSALS LISTED ABOVE AND FOR THE DIRECTORS NOMINATED BY MANAGEMENT UNLESS A CONTRARY VOTE IS INDICATED, IN WHICH CASE THE PROXY WILL BE VOTED AS DIRECTED.

Please date, sign exactly as stenciled, and return promptly in the enclosed envelope.

                                                 -------------------------------

                                                 -------------------------------
                                                 DATED:                   , 1999
                                                        -----------------
--------------------------------------------------------------------------------